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EXHIBIT 23.1.   CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


                              STAN J.H. LEE, CPA
             2160 NORTH CENTRAL RD SUITE 203 * FORT LEE * NJ 07024
                  P.O. BOX 436402 * SAN DIEGO * CA 92143-9402
              619-623-7799 * FAX 619-564-3408 * STAN2U@GMAIL.COM


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To Whom It May Concerns:

The firm of Stan J.H. Lee, Certified Public Accountants, consents to the inclusion of our report of March 10, 2011, on the audited financial statements of Golden Vista International Inc. of February 28, 2011 and for the period beginning October 15, 2010 (inception) to February 28, 2011 in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission. This firm consents to being deemed an expert in connection with this filing.

Very truly yours,


/S/ STAN J.H. LEE, CPA
---------------------------------
Stan J.H. Lee, CPA
March 10, 2011





















         REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD MEMBER OF NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS